UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2010

SearchMedia Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	001-33800	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15A Zhao Feng Universe Building, 1800 Zhong Shan Xi Lu, Shanghai, China,		200235
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	86-2164403190

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

KPMG was previously the independent registered public accounting firm for SearchMedia Holdings Limited (the "Company"). On May 7, 2010, KPMG resigned as the independent registered public accounting firm of the Company.

KPMG has not issued any audit reports on the financial statements of the Company, and therefore, none exist that contain an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope, or accounting principles.

KPMG previously audited the consolidated financial statements of SearchMedia International Limited ("SMI") as of December 31, 2007 and 2008, and for the period from February 9, 2007 (inception) to December 31, 2007, and for the fiscal year ended December 31, 2008. The Company acquired SMI in October 2009. As a result of such acquisition, SMI became a wholly-owned subsidiary of the Company. KPMG's reports on the consolidated financial statements of SMI as of December 31, 2007 and 2008, and for the period from February 9, 2007 (inception) to December 31, 2007, and for the fiscal year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that: "The accompanying consolidated financial statements have been prepared assuming that the Company [SMI] will continue as a going concern. As discussed in note 1(b) to the consolidated financial statements, the Company’s [SMI] inability to generate sufficient cash flows to meet its payment obligations raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the period from February 9, 2007 (inception) to December 31, 2007 and fiscal year ended December 31, 2008, and through May 7, 2010, the Company, including SMI, has had no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreements.

Except as set forth below, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

a. Following the completion of the 2007 and 2008 audits of SMI, KPMG advised management of SMI of a number of deficiencies in internal control relating to SMI in the areas of lack of appropriate accounting personnel, lack of controls over related party transactions, insufficient procedures over business combinations, insufficient credit control procedures, and ineffective oversight by the SMI Board of Directors.

b. As the Company previously reported, the Company is in the process of completing an investigation into certain allegations made in anonymous letters claiming fraudulent activities at its operation in China. The Company has yet to conclude on this investigation, but KPMG has advised the Company that, depending on the final conclusion of the investigation, it may no longer be able to rely on the accounting for certain transactions and representations of certain members of SMI’s management team and that there may be an impact on the ability to continue to rely on previously issued audit reports or financial statements of SMI.

A letter to the SEC from KPMG dated May 13, 2010 is attached as Exhibit 16.1 to this Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On May 12, 2010, the Company’s Audit Committee engaged Bernstein & Pinchuk LLP, an independent member of the BDO Seidman Alliance ("B&P"), as the Company's independent registered public accounting firm effective May 12, 2010.

During the years ended December 31, 2009 and 2008, and through May 12, 2010, neither the Company nor anyone acting on the Company’s behalf consulted B&P regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

On April 16, 2010, the Company announced its intent to file the Form 10-K for the year ended December 31, 2009 by May 17, 2010. At this time, the Company believes that it cannot complete the disclosure necessary to file its Annual Report on Form 10-K by May 17, 2010. The Company intends to file its Annual Report on Form 10-K by no later than July 21, 2010.

Additionally, the Company does not believe it will file its Form 10-Q for the first quarter 2010 by the May 17, 2010 deadline and intends to file a Form 12b-25 with the Securities and Exchange Commission for an extension. The Company intends to release unaudited preliminary results for the 2010 first quarter by May 24, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter to the SEC from KPMG, dated May 13, 2010.
99.1 Press Release dated May 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchMedia Holdings Limited

May 13, 2010	By:	/s/ Paul Conway

Name: Paul Conway
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter to the SEC from KPMG, dated May 13, 2010
99.1	Press Release dated May 13, 2010